UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2006

(Date of earliest event reported)

ICOS Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-19171	91-1463450
(Commission File Number)	(IRS Employer Identification No.)

22021 – 20th Avenue S.E., Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

(425) 485-1900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Change in Control Severance Plan and Agreements

On October 16, 2006, in anticipation of the entry into the Agreement and Plan of Merger by and among ICOS Corporation, Eli Lilly and Company and Tour Merger Sub, Inc. dated October 16, 2006 as described in our Current Report on Form 8-K filed on October 17, 2006, or the Merger Agreement, we entered into Amended and Restated Change in Control Severance Agreements, or CIC Agreements, with our executive officers. Among other changes, these amended CIC Agreements modified the benefits afforded to our executive officers including, providing certain gross-up payments to certain executive officers that were not entitled to receive such payments under their prior agreements, enhancing the continuation of certain insurance coverage (including health and welfare benefits) in the event of a Qualifying Termination (as defined in the CIC Agreements), providing for enhanced cash severance payments, providing for accelerated vesting of stock options, restricted stock awards and performance shares upon a Qualifying Termination, providing a right to receive a pro-rated bonus upon a Qualifying Termination, and modifying certain definitions, including Good Reason and Just Cause (both as defined in the CIC Agreements). The CIC Agreements supersede any past change in control or severance agreements between us and our executive officers but do not affect any rights that such executives may have under other benefit plans or arrangements, including any equity incentive plans. In addition, the CIC Agreements will supersede the employment agreements of Paul Clark, our Chief Executive Officer, and Gary Wilcox, our Executive Vice President of Operations, to the extent such agreements provide cash severance and/or benefits in the event of a Qualifying Termination. The consummation of the transactions contemplated by the Merger Agreement will qualify as a change in control for purposes of the CIC Agreements.

The summary of material terms of the CIC Agreements set forth above is qualified in its entirety, with respect to Mr. Clark, by reference to the full text of his CIC Agreement attached hereto as Exhibits 10.1, with respect to Mr. Wilcox, by reference to the full text of his CIC Agreement attached hereto as Exhibit 10.2 and, with respect to Leonard Blum, David Goodkin, John Kliewer, Thomas St. John, Michael Stein, Clifford Stocks and Michele Yetman by reference to the full text of the form of CIC Agreement attached hereto as Exhibit 10.3.

On October 16, 2006, in addition to the amendments to the CIC Agreements discussed above, the compensation committee of our board of directors approved a change in control severance agreement, or Change in Control Agreement, with Shing Chang, our Senior Vice President, Drug Discovery and Chief Scientific Officer. The terms of Mr. Chang’s Change in Control Agreement are consistent with those of the CIC Agreements described above. This summary of Mr. Chang’s Change in Control Agreement is qualified in its entirety by reference to the full text of Mr. Chang’s Change in Control Agreement attached hereto as Exhibit 10.4.

Retention, Sale and Special Recognition Bonus Plan

On October 16, 2006, our board of directors adopted the ICOS Corporation Retention, Sale and Special Recognition Bonus Plan, or the Retention Plan. Under the Retention Plan, certain of our employees may become eligible to receive cash retention, sale or special recognition bonus payments in connection with a Change in Control (as defined in the Retention Plan) that occurs on or prior to December 31, 2007, subject to certain conditions described below. The Retention Plan sets the maximum amount that may be paid to all participants under the Retention Plan at $13,607,000, in the aggregate. The purpose of the Retention Plan is to reinforce and encourage the continued attention and dedication of participating employees, to help incentivize such employees to remain in our employ or in the employ of our successor in order to provide transition assistance for a period of time following a Change in Control, to reward such employees for their efforts to ensure our increased performance and/or delivering significant value to shareholders in a transaction constituting a Change in Control, and to compensate such employees for compensation and benefits forgone in the past. The consummation of the transactions contemplated by the Merger Agreement will be considered a Change in Control for purposes of the Retention Plan.

The compensation committee of our board of directors has determined that certain of our employees (including all of our executive officers) will be eligible to receive retention bonuses, that Messrs. Clark, Stein, Kliewer, and Ms. Yetman will be eligible to receive sale bonuses and that Mr. Clark will be eligible to receive a special recognition bonus, in each case, subject to the terms and conditions of the Retention Plan.

A participant’s right to receive a bonus granted to him or her under the Retention Plan, if any, will vest and become payable if any one of the following vesting conditions is satisfied:

•	the employee remains continuously employed by us (or our successor) or one of our affiliates for a period of at least six months immediately following a Change in Control (or, in the case of a sale or special recognition bonus, through the date of the Change in Control);

•	the employee’s employment is terminated by us (or our successor) or one of our affiliates without Just Cause (as defined in the Retention Plan) during the period beginning on the fifth business day before a Change in Control and continuing through the expiration of the six-month period immediately following a Change in Control (or, in the case of a sale or special recognition bonus, the employee’s employment is terminated without Just Cause prior to the date of a Change in Control and a Change in Control subsequently occurs); or

•	the employee resigns from employment for Good Reason (as defined in the Retention Plan) on the date of a Change in Control or during the six-month period immediately following a Change in Control (or, in the case of a sale or special recognition bonus, the employee resigns from employment for Good Reason prior to the date of a Change in Control and a Change in Control subsequently occurs).

Retention bonuses will be payable in a single lump sum payment within five business days after the satisfaction of any of the foregoing vesting conditions. In connection with a Change in Control (including the consummation of the transactions contemplated by the Merger Agreement) and assuming the satisfaction of one of the above vesting conditions, the following executives will be paid retention bonuses subject to the terms and conditions of the Retention Plan: Leonard Blum ($405,000), Paul Clark ($950,000), David Goodkin ($460,000), John Kliewer ($365,000), Thomas St. John, ($415,000), Michael Stein ($485,000), Clifford Stocks ($360,000), Gary Wilcox ($550,000) and Michele Yetman ($285,000).

Should the vesting conditions described above be satisfied, in the event of a Change in Control (including the transactions contemplated by the Merger Agreement), Messrs. Clark, Stein and Kliewer and Ms. Yetman will receive sale bonuses in the amounts of $2,500,000, $1,000,000 , $750,000 and $750,000, respectively, and Mr. Clark, will receive $850,000 as a special recognition bonus, in each case subject to the terms and conditions of the Retention Plan. The special recognition bonus was granted to compensate Mr. Clark for certain equity awards forgone in the past.

The summary of the material terms of the Retention, Sale and Special Recognition Bonus Plan set forth above is qualified in its entirety by reference to the complete text of the Retention, Sale and Special Recognition Bonus Plan, which is attached hereto as Exhibit 10.5.

Exhibit No.	Exhibit
10.1	Amended and Restated Change in Control Severance Agreement by and between Paul L. Clark and ICOS Corporation, dated October 16, 2006

10.2	Amended and Restated Change in Control Severance Agreement by and between Gary L. Wilcox and ICOS Corporation, dated October 16, 2006

10.3	Form of Amended and Restated Change in Control Severance Agreement (entered into by and between ICOS Corporation and each of Leonard Blum, David Goodkin, John Kliewer, Thomas St. John, Michael Stein, Clifford Stocks and Michele Yetman, in each case dated October 16, 2006)

10.4	Change in Control Severance Agreement by and between Shing Chang and ICOS Corporation, dated October 16, 2006

10.5	ICOS Corporation Retention, Sale and Special Recognition Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: October 20, 2006	By:	/s/ Michael A. Stein
Michael A. Stein Senior Vice President and Chief Financial Officer